 GHC/CDM Combination Settlement Agreement

.8226561 13.COMBINATION SETTLEMENT AGREEMENT, SECURITY
AGREEMENT,
AND ASSIGNMENT OF PROCEEDS

          THIS COMBINATION SETTLEMENT AGREEMENT, SECURITY AGREEMENT, AND ASSIGNMENT OF PROCEEDS (hereinafter, "this Agreement"), made and entered into this 6th day of June, 2011, is by and between Grant Hartford Corporation, a corporation organized and existing under the laws of the State of Montana, whose mailing address is 2620 Connery Way, Missoula, Montana 59808 (hereinafter, "GHC"), and CDM Constructors, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts and authorized to do business in the state of Montana, whose mailing address is 50 West 14th Street, 2nd Floor, Helena, Montana 59601, (hereinafter, "CDM"). GHC and CDM may be referred to collectively herein as the "Parties")

RECITALS:

A.   GHC is a gold exploration and development company that holds certain mining rights and assets, including, but not limited to, patented mining claims and leasehold mining rights, located in the Garnet Mining District, Granite County, Montana. GHC has produced and recovered certain valuable minerals that are currently unrefined I unprocessed and remain as ore stockpiled on the following described real property (the "Minerals" which term includes, but is not limited to, gold and other valuable minerals):

Description of Parcel Containing the Minerals:

A parcel of land in Section 3, Township 12 North, Range 14 West, P.M.M., consisting of portions of the following Mineral Surveys: Free Coin MS 4652, Lead King MS 4811, Bull's Eye MS 4651, Bull's Eye Fraction MS 9405, Grant and Hartford MS 7327, White Cloud MS 5631, Red Cloud MS 5451; the following unpatented claims: GHC 50 and GHC 52; and more particularly described as follows:

Beginning at a point that bears N 81 ° 06' 35" W, 1971.39 feet from the Section Corner common t;o Section 2,3, 10 and 11, Township 12 North, Range 14 West, P.M.M.; then N 61° 10' 02" W, 811.00 feet to a point; then N 43° 13' 59" E, 1954.35 feet to a point; S 67° 05' 56" E, 361.48 feet to a point; then S 29 51' 33" W, 1930.62 feet to the Point of Beginning.

The parcel contains 25.57 Acres.

          B.   GHC intends to enter into an agreement with the Golden Sunlight mine, located near Whitehall, Montana, or other similar facility, for refining and processing of the Minerals.

          C.   CDM is an engineering and consulting firm. CDM and ORC entered into that certain Agreement between Owner and Design/Builder for Design/Build Project dated April 20, 2009 (the "Contract") for, among other things, the provision of certain engineer services from CDMto GRC.

          D.   GHC is in default under the terms and conditions of the Contract for, among other things, failing to make payments to CDM for its services. As of May 24, 2011, there is due and owing CDM from GHC the sum of $674,370.94, with interest thereon at the Contract rate of 12 per annum until paid in full (the "Debt).

          E.   The Parties have agreed to an orderly plan for the payment of the Debt and the continued performance under the Contract, as provided herein.

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

          1.   RECITALS AND RATIFICATION. GHC acknowledges and agrees that the foregoing recitals are true and correct, and by this reference, the recitals shall become part of GRC's warranties, representations, covenants, and conditions of this Agreement. GRC further warrants, represents, acknowledges, and ratifies that it owes the Debt and that its obligation for the payment of the Debt is not subject to any claim or defense.

          2.   MILLINGIREFINING OF MINE MINERALS. GHC shall, as soon as is practicable after execution of this Agreement, transport (or cause to be transported) the Minerals to the Golden Sunlight mine (or other refining or processing facility) for refining.

          3.   ASSIGNMENT OF REVENUE AND PROCEEDS. GHC hereby absolutely and unconditionally bargains, sells, transfers, assigns, warrants and conveys to CDM sixty percent (60) of the net revenue and proceeds due GHC from Golden Sunlight, from any other refining or processing facility, or from any third-party (the "Payor") from GHC's sale or transfer of the Minerals (the "Assignment of Proceeds"), after deduction for loading costs, trucking costs, unloading costs and milling/refining costs, arising from the refining or processing of the Minerals as provided in Section A above. In the event GHC receives such payments "in kind", that is, in the form of refined bullion, the Assignment of Proceeds shall include such in kind payments. CDM shall have all rights and powers of the owner of the Assignment of Proceeds, including, but not limited to, the right to receive, collect, and demand the same directly from the Payor. The Parties shall execute irrevocable pay order instructions necessary to effectuate the intent of this section, including the right to receive directly from the Payor regular statements as to the amount of Minerals processed and the amount of revenues due GHC and CDM as provided for herein. The Assignment of Proceeds shall continue until the concurrent happening of each of the following: (a) the Debt is paid in full; (b) no default exists under the Contract; and (c) no default exists under this Agreement.

          4.   GRANT OF SECURITY INTEREST. To secure payment of the Debt and performance of the Contract and this Agreement, GHC hereby grants to CDM a security interest in the Minerals and all proceeds, products, and accounts from or relating to said Minerals (collectively the "Collateral"), whether now owned or hereafter acquired. CDM is hereby authorized to file, in any jurisdiction, a financing statement or statements covering the Collateral, and at the reasonable request of CDM, GHC will join CDM in executing one or more such financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to CDM.

GHC hereby appoints CDM as its true and lawful attorney in fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of GHC, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of GHC, or otherwise, which in the sole discretion of CDM may deem necessary or advisable.

          5.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF GHC. GHC makes the following covenants, representations and warranties as a material part of this Agreement:

(A)	All representations heretofore made by GHC to CDM are true and correct, to the best of GHC's knowledge;

(B)

GHC is a corporation organized and validly existing under the laws of the State of Montana and is good standing in respect of the filing of annual returns under the laws of the State of Montana; its name on the public records of the State of Montana is "Grant Hartford Corporation"

(C)

GHC has the power, capacity and authority to enter into and perform this Agreement and all transactions contemplated herein and all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(D)	GHC has all necessary corporate power to own the assets subject to the terms of this Agreement and to carry on its business as now conducted by it;

(E)	GHC, at all times material to this Agreement shall have good and marketable title to the Minerals and Collateral assets subject to the terms of this Agreement;

(F)

This Agreement and any other agreement, certificate, document or instrument executed by GHC and delivered pursuant hereto have been or will have been duly executed and delivered and all such agreements are or will be valid, binding and enforceable obligations of GHC in accordance with their respective terms;

(G)

The execution, delivery and performance of this Agreement will not result in any violation of or be in conflict with or constitute a default under any other document or instrument to which GHC is a party.

(H)

GHC is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to CDM, in order to prevent the representations in this Section 5 from being misleading.

          6.   COVENANTS, REPRESENTATIONS AND WARRANTIES OF CDM. CDM makes the following covenants, representations and warranties as a material part of this Agreement:

(A)	All representations heretofore made by CDM to GHC are true and correct, to the best of CDM's knowledge;

(B)	CDM is a corporation organized and validly existing and in good standing in respect of the filing of annual returns under the laws of its jurisdiction of incorporation;

(C)

CDM has the power, capacity and authority to enter into and perform this Agreement and all transactions contemplated herein and all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(D)

This Agreement and any other agreement, certificate, document or instrument executed by CDM and delivered pursuant hereto have been or will have been duly executed and delivered and all such agreements are or will be valid, binding and enforceable obligations of CDM in accordance with their respective terms; and

(E)

CDM is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to GHC, in order to prevent the representations in this Section 6 from being misleading.

          7.   INDEMNITY.

             (a)   GHC shall defend and indemnify CDM and hold harmless CDM, its successors, assigns, affiliates, subsidiaries, employees, officers and directors, agents and attorneys (collectively the "Indemnified Parties"), from and against all demands, claims, liability, loss, damage and expenses (including reasonable attorney fees and costs) asserted against, suffered or incurred by any or all of the Indemnified Parties in any way relating to, arising out of, or occurring because of: (i) the Minerals; (ii) the Assignment of Proceeds; (iii) the Collateral; or (iv) any Environmental Laws or any similar laws or regulations. It is the intent of the parties hereto that the indemnifications provided herein shall be interpreted in its broadest sense, and shall cover such matters as may have occurred from the beginning of time until the expiration of the longest applicable statute of limitations period.

             (b)   As used herein, the following terms shall have the following meaning: (i) "Environmental Laws" means all federal, state or local laws, ordinances, rules, regulations or policies covering the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; and (ii) "Hazardous Materials" means any flammable substance, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollutions, or related materials specified as such in, or regulated under, any of the Environmental Laws, including without limitation any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder and any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendment and Authorization Act of 1986, as amended from time to time, and regulations promulgated under it.

          8.   FURTHER ASSURANCES. GHC shall take all further actions, and shall execute and deliver all other documents, instruments, and agreements requested by CDM in order to effectuate the intent of this Agreement, including, but not limited to, providing CDM with reasonable access to the Minerals upon an event of default herein.

          9.   BREACH OF AGREEMENT AND INVOCATION OF REMEDIES. Failure of GHC to perform its obligations under the Contract or this Agreement shall constitute a default under this Agreement. In the event of default, CDM may invoke any and all remedies which it may have at law, equity or otherwise by statute, including, but not limited to, all remedies available under the applicable Uniform Commercial Code.

          10.   RIGHTS AND REMEDIES. The rights and remedies of CDM shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions. GRC confirms that damages at law may not be an adequate remedy for a breach or threatened breach of any provisions hereof and that the breach of any portion of this Agreement will cause irreparable harm and significant injury to CDM which may be difficult to ascertain. GHC's obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy.

          11.   GOVERNING LAW; JURISDICTION; VENUE. This agreement has been executed in the State of Montana and shall be deemed to have been drawn in accordance with the laws of the State of Montana, to be performed in the County of Missoula, State of Montana, and that proper venue for all judicial actions shall be in the County of Missoula.

          12.   PARAGRAPH OR SECTION HEADINGS. Paragraph or section headings are provided for convenience only. In the event of any inconsistency between the paragraph headings and the body of the document, the body of the document shall control.

          13.   GRAMMATICAL CONSTRUCTION. In this Agreement, whenever the context so requires, the masculine gender includes the feminine and/or neuter, the singular number includes the plural, and words importing persons shall include firms or corporations and VIce versa.

          14.   NO RULE OF CONSTRUCTION APPLIED AGAINST DRAFTING PARTY. No provision of this Agreement shall be "construed against" or interpreted in a manner that is unfavorable to a party to this Agreement on the basis that such party may have drafted or participated in the drafting of such provision.

          15.   COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, all of which together shall constitute one and the same instrument and when so signed shall be deemed to bear the date first written above.

          16.   SUCCESSORS. This Agreement shall extend to and be binding upon the successors and assigns of the Patties.

          17.   WARRANTY OF AUTHORITY. The persons executing and delivering this Agreement on behalf of the parties represent and warrant that each of them is duly authorized to do so and that the execution of this Agreement is the lawful and voluntary act of the Parties.

          18.   NOTICES. All notices, consents and demands under this Agreement shall be in writing and may be delivered personally, sent by telegram, telex, air courier or facsimile or may be forwarded by first class pre-paid registered or certified mail to the address for each party set forth above, or to such address as each patty may from time to time specify by notice. Any notice delivered or sent by telegraph, telex or facsimile shall be deemed to have been given and received on the business day next following the date of delivery. Any notice mailed as aforesaid shall be deemed to have been given and received on the third business day following the date it is posted; provided that if between the time of mailing and the actual receipt of the notice there shall be a mail strike, slowdown or other labor dispute which might affect delivery of the notice by mails, then the notice shall be effective only if actually delivered. Each party's proper address shall be the address first set forth above, until such party specifies another address written notice to the other party.

          19.   COSTS AND ATTORNEYS' FEES. In the event that either party institutes legal action for the enforcement of any right, obligation, provision or covenant ofthis agreement, the prevailing party shall be entitled to a reasonable attorney's fee in addition to costs of suit.

          20.   TIME; WAIVER OF BREACH. It is agreed by the Parties that time is of the essence to this Agreement. The failure of either party to enforce for any time or for any period of time any of the provisions of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce each and every such provision.

          21.   MODIFICATION OF AGREEMENT. It is expressly understood and agreed by and between the Parties hereto that this Agreement may be modified only by a written instrument, which written instrument must be signed by all of the Parties to this Agreement.

          22.   SEVERABILITY. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reasons or to any extent, be invalid or unenforceable, such invalidity or unenforceability shall not in any manner affect or render invalid or unenforceable the remainder of this Agreement, and the application of that provision to other persons or circumstances shall not be affected but, rather, shall be enforced to the extent permitted by law.

          23.   ENTIRE AGREEMENT. All of the terms and conditions of this Agreement between the parties are contained herein, and NO REPRESENTATIONS OR INDUCEMENTS HAVE BEEN MADE OTHER THAN THOSE SPECIFICALLY SET FORTH.

          IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

GRANT HARTFORD CORPORATION:	CDM Constructors, Inc.:

By:/s/J. Robert Flesher Eric Sauve, President sign for Eric Sauve	By:/s/Robert Vince Name:Robert J. Vince Title:Principal